UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2026

TELA Bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39130	45-5320061
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Great Valley Parkway, Suite 24 Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 320-2930

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TELA	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 28, 2026, TELA Bio, Inc. (the “Company”) entered into a Limited Consent to Credit Agreement and Guaranty (the “Limited Consent”) with Perceptive Credit Holdings V, LP, as administrative agent and collateral agent (the “Administrative Agent”), and the lenders party thereto constituting the Required Lenders under the Credit Agreement (as defined below) (the “Consenting Lenders”).

As previously disclosed on November 14, 2025, the Company is party to that certain Credit Agreement and Guaranty, dated as of November 13, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Company, the Administrative Agent and the lenders party thereto from time to time, pursuant to which the lenders have made term loans and other financial accommodations available to the Company.

Pursuant to the Limited Consent, the Administrative Agent and the Consenting Lenders agreed that the minimum Revenue (as defined in the Credit Agreement) covenant set forth in Section 10.02 of the Credit Agreement shall not be tested with respect to the fiscal quarters ending on or about September 30, 2026 and December 31, 2026.

The foregoing description of the Limited Consent does not purport to be complete and is qualified in its entirety by reference to the full text of the Limited Consent, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELA BIO, INC.

By:	/s/ Heather Getz
Name:	Heather Getz
Title:	Chief Executive Officer and Director

Date: September 29, 2026